Exhibit 99.1

Erie Indemnity Increases Quarterly Dividends, Declares Regular and Special Cash Dividends and Accelerates Payment into 2012

Erie, Pa. – November 19, 2012 – Erie Indemnity Company (NASDAQ: ERIE) announced today that its Board of Directors approved an increase in regular shareholder dividends and declared a special cash dividend. Erie Indemnity Company has paid regular shareholder dividends since 1933.

The Board agreed to increase the regular quarterly cash dividend from $0.5525 to $0.5925 on each Class A share and from $82.875 to $88.875 on each Class B share. This represents a 7.2 percent increase in the payout per share over the current dividend rate.

This quarterly dividend is normally declared by the Board at its December meeting and paid in January of the following year. However, given the potential significant increases in tax rates on dividend income in 2013, the Board has decided to accelerate the payment of this quarterly dividend into December. This quarterly dividend will be paid on December 21, 2012, to shareholders of record as of the close of business on December 7, 2012, with a dividend ex-date of December 5, 2012.

The Board also declared a special one-time cash dividend of $2.00 on each Class A share and $300.00 on each Class B share. This special cash dividend will also be paid on December 21, 2012, to shareholders of record as of the close of business on December 7, 2012, with a dividend ex-date of December 5, 2012.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein. Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, agency relationships, and compliance with contractual and regulatory requirements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

Risk factors related to the Indemnity shareholder interest:

•	dependence on Indemnity’s relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations, including information technology systems;

•	factors affecting the quality and liquidity of Indemnity’s investment portfolio;

•	credit risk from the Exchange;

•	Indemnity’s ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigations against Indemnity.

Risk factors related to the non-controlling interest owned by the Exchange, which includes the Property and Casualty Group and EFL:

•	general business and economic conditions;

•	dependence upon the independent agency system;

•	ability to maintain our reputation for customer service;

•	factors affecting insurance industry competition;

•	changes in government regulation of the insurance industry;

•	premium rates and reserves must be established from forecasts of ultimate costs;

•	emerging claims, coverage issues in the industry, and changes in reserve estimates related to the property and casualty business;

•	changes in reserve estimates related to the life business;

•	severe weather conditions or other catastrophic losses, including terrorism;

•	the Exchange’s ability to acquire reinsurance coverage and collectability from reinsurers;

•	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

•	the Exchange’s ability to meet liquidity needs and access capital;

•	the Exchange’s ability to maintain acceptable financial strength rating;

•	outcome of pending and potential litigations against the Exchange; and

•	dependency upon the service provided by Indemnity.

A forward-looking statement speaks only as of the date on which it is made and reflects Indemnity’s analysis only as of that date. Indemnity undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

News releases and more information about Erie Indemnity Company are available at www.erieinsurance.com.

CONTACT:

Scott Beilharz, Investor Relations
1-800-458-0811 ext. 7312 or 814/870-7312
scott.beilharz@erieinsurance.com